UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2014

EXTERRAN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16666 Northchase Drive, Houston, Texas (Address of principal executive offices)	77060 (Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000

Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

On March 28, 2014, Exterran Partners, L.P. (the “Partnership” or “we”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, as representative of the several underwriters named therein (the “Underwriters”), Exterran General Partner, L.P., a Delaware limited partnership and our general partner (the “General Partner”), and Exterran GP LLC, a Delaware limited liability company and the General Partner’s general partner (“GP LLC”), providing for the offer and sale by the Partnership in a firm commitment underwritten offering of 5,400,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $28.36 per Common Unit ($27.34 per Common Unit, net of underwriting discounts) (the “Offering”).  Pursuant to the Underwriting Agreement, we granted the Underwriters a 30-day option to purchase up to an additional 810,000 Common Units to cover over-allotments, if any, on the same terms as those Common Units sold by us in the Offering. The sale of the 5,400,000 Common Units pursuant to the Underwriting Agreement is expected to close on April 2, 2014. The Common Units to be sold pursuant to the Underwriting Agreement were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement on Form S-3 (Registration No. 333-187284) (the “Registration Statement”). We intend to use all of the proceeds from the Offering to fund a portion of the purchase price of our previously announced pending acquisition of natural gas compression assets from MidCon Compression, L.L.C. (“MidCon”) pursuant to that certain purchase and sale agreement, dated as of February 27, 2014, between our subsidiary and MidCon (the “Acquisition”). Pending such use, we intend to use the net proceeds to pay down borrowings outstanding under our revolving credit facility, which amounts may be reborrowed in accordance with the terms of the facility.  If the Acquisition does not close, we intend to use the net proceeds of the Offering for general partnership purposes.

In the Underwriting Agreement, we, the General Partner and GP LLC agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain of the Underwriters and their affiliates have engaged, and may in the future engage, in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates for which they have received, or may in the future receive, customary fees and commissions. The Underwriters and their affiliates may currently, and may from time to time in the future, engage in transactions with and perform services for us and our affiliates in the ordinary course of business. Affiliates of certain Underwriters are lenders under our revolving credit facility. Pending our use of all of the net proceeds of the Offering to fund a portion of the purchase price of our pending Acquisition, we intend to use the net proceeds to pay down borrowings under our revolving credit facility. Accordingly, such lending affiliates will receive proceeds from the Offering as a result of the repayment of borrowings under our revolving credit facility.

Item 8.01                   Other Events

On March 28, 2014, we announced the pricing of the Common Units. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

In connection with the Offering, we are filing the opinions of Vinson & Elkins L.L.P. as part of this Current Report on Form 8-K that is to be incorporated by reference into the Registration Statement. The opinions of Vinson & Elkins L.L.P. are filed herewith as Exhibit 5.1 and Exhibit 8.1 and are incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits

(d)      Exhibits

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of March 28, 2014, by and among Exterran Partners, L.P., Exterran GP LLC, Exterran General Partner, L.P. and Wells Fargo Securities, LLC, as representative of the several underwriters named therein

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1 hereto)

99.1	Press release of Exterran Partners, L.P., dated March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

	By:	/s/ David S. Miller
David S. Miller
April 2, 2014		Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of March 28, 2014, by and among Exterran Partners, L.P., Exterran GP LLC, Exterran General Partner, L.P. and Wells Fargo Securities, LLC, as representative of the several underwriters named therein

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1 hereto)

99.1	Press release of Exterran Partners, L.P., dated March 28, 2014